UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   September 14, 2004


                     ADVANCED BATTERY TECHNOLOGIES, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


     Delaware                         0-13337                 22-2497491
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(State of Incorporation)         (Commission File         (IRS Employer
                                  Number)                  Identification No.)


              100 Wall Street, 15th Floor, New York, NY 10005
              -----------------------------------------------
                  (Address of principal executive offices)

                            (212) 232-1021 x. 221
                        -----------------------------
                        Registrant's Telephone Number


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Election of Directors; Replacement of CFO

   On September 14, 2004 the Registrant's Board of Directors voted to increase the number of members of the Board to five. To fill the vacancies, the Board elected Guohua Wan, Ming Liu and Yongguo Yang. Ms. Wan and Mr. Liu are employees of HeilongJiang ZhongQiang Power Tech Co,. Ltd, the operating subsidiary of the Registrant. Yongguo Yang is a Managing Director of Easywood Holdings Limited. Easywood Holdings Limited performs marketing services for HeilongJiang ZhongQiang Power Tech Co., Ltd.

   On September 14, 2004 John C. Leo resigned from his position as Chief Financial Officer of the Registrant. On the same day, the Board of Directors elected Guohua Wan to serve as the Chief Financial Officer. Since 2003 Ms. Wan has been the General Manager of HeilongJiang ZhongQiang Power Tech Co., Ltd. From 1999 until 2003 Ms. Wan was Vice President and Chief Financial
Officer of Harbin Ridaxing Science and Technology Co., Ltd.   Ms. Wan does
not have a formal employment agreement with the Registrant or with HeilongJiang ZhongQiang Power Tech Co., Ltd.

                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ADVANCED BATTERY TECHNOLOGIES, INC.


Dated: September 16, 2004             By:/s/ Zhiguo Fu
                                      -------------------------------
                                      Zhiguo Fu
                                      Chief Executive Officer